Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 033-89446, 333-04334, 333-70175, 333-85381, 333-
65182, 333-94471, 333-84136, 333-98739 and 333-101454) of Oak Technology, Inc.
of our report dated February 27, 2002, relating to the financial statements of TeraLogic, Inc., which appears in this Current Report on Form 8-K/A of Oak Technology, Inc.


/s/   PricewaterhouseCoopers LLP

San Jose, California

January 6, 2003


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